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                                                                     EXHIBIT 5.1

                        [Opinion of Aboudi & Brounstein]



                                  June 7, 2006

Ambient Corporation
79 Chapel Street
Newton, Massachusetts 02458

Ladies and Gentlemen:

         We have acted as special counsel to Ambient Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 208,266,667 shares (the "Shares") of the Company's common stock, par value $.001 (the "Common Stock"), for offer and sale by certain stockholders of the Company. The Shares consist of:

         (i) 123,200,001 shares of Common Stock, representing (a) 150% of up to
(1) 66,666,667 shares of Common Stock issuable upon conversion of $10,000,000 in principal amount of the Company's 8% Senior Secured Convertible Debentures (the "Convertible Debentures") at a per share conversion price of $0.15 and (2) up to 10,666,667 shares of Common Stock issuable in respect of interest accruing on the Convertible Debentures through the second anniversary of issuance and (b) an additional 7,200,000 shares of Common Stock representing the Company's good faith estimate of additional shares that it might be required to issue to holders of the Convertible Debentures (1) upon adjustment to the conversion price of outstanding Convertible Debentures and/or to the number of shares issuable upon exercise of Investor Warrants (as defined below) or (2) in payment of liquidated damages pursuant to the Registration Rights Agreement dated as of May 26, 2006 (the "Registration Statement") between the Company and the holders of the Convertible Debentures;

         (ii) 66,666,666 shares of Common Stock issuable upon exercise of warrants (the "Investor Warrants") issued in connection with the Convertible Debentures to the holders thereof;

         (iii) 14,000,000 shares of Common Stock, representing (a) 13,333,333 shares of Common Stock issuable upon exercise of warrants (the "Placement Agent Warrants") issued to a placement agent in connection with the issuance of the Convertible Debentures and (b) an additional 666,667 shares of Common Stock representing the Company's current good faith estimate of additional shares that it might be required to issue to the holders of the warrants upon adjustment to the number of shares issuable upon exercise of the warrants; and

         (iv) 4,400,000 shares of Common Stock, representing (a) 4,200,000 shares of Common Stock issuable upon exercise of warrants ("Other Warrants") other than the Investor Warrants or the Placement Agent Warrants and (b) 200,000 shares of Common Stock representing the Company's current good faith estimate of additional shares that it might be required to issue to the holder of an Other Warrant upon adjustment to the number of shares issuable upon exercise of that warrant (the Other Warrants together with the Investor Warrants and the Placement Agent Warrants are collectively the "Warrants").

         This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act, in connection with the Company's filing with the Securities and Exchange Commission (the "Commission") on June 7, 2006 of the Registration Statement on Form SB-2 (the "Registration Statement"), and for no other purpose.

         As special counsel to the Company, we have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's certificate of incorporation and all amendments thereto, its by-laws as presently in effect, and minutes and other instruments evidencing actions taken by its directors relating to the Company, the sale and issuance of the Convertible Debentures and the Warrants, and the proposed offering. We have assumed the genuineness of all signatures and the authenticity of all

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agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

            Our opinion herein is based solely upon the Delaware General Corporation Law, applicable provisions of the Constitution of the State of Delaware and reported judicial interpretations interpreting these laws. We express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares).

         Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized and, when issued and delivered upon conversion of or in payment of interest on the Convertible Debentures, upon exercise of the Warrants or in payment of liquidated damages pursuant to the Registration Statement, in each case in accordance with their respective terms, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion, and to appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.


                                                     Very truly yours,

                                                     /s/ Aboudi & Brounstein
                                                         Aboudi & Brounstein